                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

         SECOND: Pursuant to authority expressly vested in the Board of
Directors of the Corporation by Section 2-605(a)(4) of the Maryland General
Corporation Law, the Board of Directors of the Corporation has renamed the duly established and allocated series of the Corporation's stock as follows:

        New Series Name                              Prior Series Name
        ---------------                              -----------------
        Large Cap Value Fund                         Large Cap Company Fund

The name change shall be effective on July 1, 2002.

         THIRD: The Board of Directors of the Corporation duly adopted resolutions renaming the Series, as set forth in Article SECOND.

         FOURTH: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation (a) has duly established three new classes of shares (each hereinafter referred to as a
"Class") for two of the six (6) Series (hereinafter referred to a "Series") of capital stock of the Corporation and (b) has allocated Three Billion
(3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Thirty Million Dollars ($30,000,000). As a result of the action taken by the Board of Directors referenced in Article FOURTH of these
Articles Supplementary, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

      Series                       Number of Shares       Aggregate Par Value
      ------                       ----------------       -------------------

      Equity Income Fund               480,000,000          $  4,800,000

      Value Fund                     1,207,500,000            12,075,000

      Real Estate Fund                  75,000,000               750,000

      Small Cap Value Fund             662,500,000             6,625,000

      Equity Index Fund                450,000,000             4,500,000

      Large Cap Company Fund           125,000,000             1,250,000

         FIFTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board
of Directors of the Corporation (a) has duly established Classes of shares for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article FOURTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

     Series Name                     Class Name                  Number of Shares             Aggregate
     -----------                     ----------                  Allocated                    Par Value
                                                                 ---------                    ---------

     Equity Income Fund              Investor                     400,000,000                $4,000,000
                                     Institutional                 35,000,000                   350,000
                                     Service                                0                         0
                                     Advisor                       35,000,000                   350,000
                                     C                             10,000,000                   100,000

     Value Fund                      Investor                     900,000,000                $9,000,000
                                     Institutional                120,000,000                 1,200,000
                                     Service                                0                         0
                                     Advisor                      100,000,000                 1,000,000
                                     C                             50,000,000                   500,000
                                     A                             12,500,000                   125,000
                                     B                             12,500,000                   125,000
                                     C II                          12,500,000                   125,000

     Real Estate Fund                Investor                      50,000,000                  $500,000
                                     Institutional                 12,500,000                   125,000
                                     Service                                0                         0
                                     Advisor                       12,500,000                   125,000

     Small Cap Value Fund            Investor                     500,000,000                $5,000,000
                                     Institutional                 50,000,000                   500,000
                                     Service                                0                         0
                                     Advisor                      100,000,000                 1,000,000
                                     C                             12,500,000                   125,000

     Equity Index Fund               Investor                     100,000,000                $1,000,000
                                     Institutional                350,000,000                 3,500,000

     Large Cap Company Fund          Investor                      50,000,000                  $500,000
                                     Institutional                 12,500,000                   125,000
                                     Service                                0                         0
                                     Advisor                       12,500,000                   125,000
                                     C                             12,500,000                   125,000
                                     A                             12,500,000                   125,000
                                     B                             12,500,000                   125,000
                                     C II                          12,500,000                   125,000

         SIXTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         SEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         EIGHTH: The Board of Directors of the Corporation had classified as
Series the authorized capital stock of the Corporation and has allocated shares to each Series as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant
Secretary on this 14th day of June, 2002.

                                            AMERICAN CENTURY
ATTEST:                                     CAPITAL PORTFOLIOS, INC.

/s/Charles A. Etherington                          /s/David C. Tucker
Name:  Charles A. Etherington                      Name:   David C. Tucker
Title: Assistant Secretary                         Title:  Senior Vice President

         THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY CAPITAL
PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  June 14th 2002                    /s/David C. Tucker
                                          David C. Tucker, Senior Vice President